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                                                                    EXHIBIT 99.1

(ALLIED HOLDINGS LOGO)

CONTACT
David A. Rawden
Executive Vice President and
Chief Financial Officer
(404) 687-5905


                          ALLIED HOLDINGS SUCCESSFULLY
                         RENEWS DAIMLERCHRYSLER CONTRACT

DECATUR, GEORGIA, OCTOBER 29, 2004 - ALLIED HOLDINGS, INC. (AMEX:AHI) announced today that its subsidiary, Allied Systems, Ltd., successfully renewed its vehicle delivery agreement with DaimlerChrysler Corporation. The agreement with DaimlerChrysler will extend Allied's current contract through September 31, 2005. The contract renewal includes an increase in the underlying base rates paid by DaimlerChrysler to Allied for vehicle delivery services effective October 1, 2004.

Pursuant to the terms of the renewed agreement Allied will cease performing all or a portion of its vehicle delivery services for DaimlerChrysler at six locations in North America and will pursue opportunities to redeploy the assets utilized at these locations to new business opportunities. Allied generated approximately $13.5 million in revenues from these vehicle delivery services in 2003. Allied will continue to serve DaimlerChrysler at 24 locations in North America, which generated approximately $80.2 million in revenues in 2003.

Allied estimates that operating income during the one-year term of the agreement will increase approximately $4.0 million, with approximately $1.3 million of the increase occurring in 2004. Commenting on the renewal, Hugh E. Sawyer, Allied's President and Chief Executive Officer said, "I am pleased that Allied has successfully renewed its contract with DaimlerChrysler Corporation, a strategically important customer to our company, at higher price levels and with limited loss of Allied's marketshare. The renewal of this agreement three months before the expiration of our existing contract assists Allied in eliminating a risk to the ongoing renewal of the Company in 2005. In addition, renewing the contract as of October 1, 2004 allows Allied to positively impact our financial performance during the fourth quarter of 2004".

About Allied Holdings

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle continuum, and include car-hauling,



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intramodal transport, inspection, accessorization and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements, including statements regarding the ability of Allied to redeploy the assets utilized at certain existing locations to new business and the effect the renewed agreement with DaimlerChrysler will have on the Company's financial performance during the fourth quarter of 2004 and its operating income during the term of the agreement, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements and customer contracts, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.

NOTE: For additional information about Allied, please visit our website at www.alliedholdings.com.